Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 11, 2020, by and among Genius Brands International, Inc., a Nevada corporation (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.    The Company and the Buyers desire to enter into this transaction to purchase (i) the Notes (as defined below) pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "1933 Act"), afforded by Section 4(a)(2) of the 1933 Act, or Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") and (ii) the Warrants (as defined below) pursuant to an exemption from the registration requirements of Section 5 of the 1933 Act afforded by Section 4(a)(2) of the 1933 Act, or Rule 506(b) of Regulation D.

B.     The Company has authorized (i) a new series of senior secured convertible notes of the Company, in the aggregate original principal amount of $13,750,000, in the form attached hereto as Exhibit A (the "Notes"), which Notes shall be convertible into shares of the Company's voting common stock, par value $0.001 per share (the "Common Stock") in accordance with the terms of the Notes (all shares of Common Stock issued or issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the "Note Conversion Shares") and (ii) warrants, in the form attached hereto as Exhibit B, representing the right to acquire a number of shares of Common Stock determined in accordance with the terms and conditions set forth therein (the "Warrants") (such shares issuable upon exercise of the Warrants, collectively, the "Warrant Shares").

C.     The Notes, the Note Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities."

D.    The Notes will rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined below), will be guaranteed by all direct and indirect Subsidiaries of the Company other than Llama Productions LLC, currently formed or formed in the future (the “Subsidiary Guarantors”), as evidenced by a guarantee agreement, in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the "Guarantee Agreement"), and will be secured by a first priority perfected security interest (subject to Permitted Liens under and as defined in the Notes) in all of the current and future assets of the Company and the Subsidiary Guarantors, currently formed or formed in the future, as evidenced by a pledge and security agreement, in the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, the "Security Agreement" and together with the Guarantee Agreement and any ancillary documents related thereto, collectively, the "Security Documents").

E.     On or prior to the Closing Date (as defined below), the Company and each Buyer, separately, shall enter into a Note Securities Purchase Agreement, in the form attached hereto as Exhibit E (each as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, collectively, the "Note Purchase Agreements"), pursuant to which the Company shall acquire a secured promissory note issued by the applicable Buyer (each, an "Investor Note", and collectively, the "Investor Notes") as full payment of the Note Purchase Price (as defined below) hereunder.

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F.     On or prior to the Closing Date, the Company and each Buyer, separately, shall enter into that certain Master Netting Agreement, in the form attached hereto as Exhibit F (the "Master Netting Agreement"), to provide further clarification of their rights (but not, in the case of each such Buyer only, its obligation) to Net (as defined below) certain Obligations (as defined in the Master Netting Agreement) arising under and across this Agreement, the Investor Note, the Notes and the Note Purchase Agreement and to treat the Master Netting Agreement, this Agreement, the Investor Note, the Notes and the Note Purchase Agreement as a single agreement for the purposes set forth herein and to treat this Agreement and the Note Purchase Agreement each as a "securities contract" (11 U.S.C. § 741) or other similar agreement.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.      PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)   Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer, severally, but not jointly, agrees to purchase from the Company on the Closing Date, (i) a Note in the original principal amount as is set forth opposite such Buyer's name in column (8) of the Schedule of Buyers attached hereto and (ii) Warrants to acquire the Warrant Shares as set forth opposite such Buyer's name in column (9) of the Schedule of Buyers attached hereto (the "Closing").

(b)   Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (7) of the Schedule of Buyers (less, in the case of the Lead Investor (as defined in the Notes), any amounts withheld pursuant to Section 4(e)). The Principal of the Notes includes an original issue discount of 20% of the aggregate principal amount of Notes issued and will be included in the aggregate principal of the Note for no additional consideration. The Buyers shall pay an aggregate of $11,000,000 for an aggregate of $13,750,000 of principal amount of Notes and related Warrants to be purchased by the Buyers at the Closing. Each Buyer’s Purchase Price shall consist of (i) a cash portion equal to 60% of such Buyer’s Purchase Price (“Cash Purchase Price”), which amount is set forth opposite each Buyer's name in column (3) of the Schedule of Buyers, and (ii) the issuance by such Buyer of an Investor Note with an original a principal amount equal to 40% of such Buyer’s Purchase Price (“Note Purchase Price”), which Note Purchase Price is amount set forth opposite each Buyer's name in column (5) of the Schedule of Buyers. At the Closing, an authorized person of such Buyer shall certify in a written certificate, in the form attached hereto as Exhibit G (the "Investor Collateral Certificate"), that as of the Closing Date the bank account described on Schedule I to such Investor Note, which secures such Investor Note in accordance therewith, contains at least the Note Purchase Price of Eligible Assets (as defined in the Investor Note) as of the Closing Date. The Buyers and the Company agree that the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be $100 per $1,000 of Purchase Price to be allocated to the Warrants and the balance of each $1,000 of Purchase Price to be allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(c)   Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105. The Closing may also be undertaken remotely by electronic transfer of Closing documentation.

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(d)   Form of Payment. On the Closing Date, each Buyer shall acquire the portion of the Notes equal to the original principal amount as is set forth opposite such Buyer's name in column (8) of the schedule of Buyers attached hereto in accordance with the instructions of the Company in the Flow of Funds Letter, with each Buyer (or its designee) maintaining physical possession of a duly executed Investor Note of such Buyer, in such original principal amount as is set forth across from such Buyer's name in column (5) of the Schedule of Buyers attached hereto, issued pursuant to the Note Purchase Agreement of such Buyer, both as payment for the Restricted Principal of, and as Collateral (as defined in the Notes) securing, such Notes to be issued and sold to such Buyer at the Closing. The Company shall deliver to each Buyer (A) a Note in the original principal amount as is set forth opposite such Buyer's name in column (8) of the schedule of Buyers attached hereto and with an Initial Unrestricted Principal as set forth opposite such Buyer's name in column (4) of the schedule of Buyers attached hereto and (B) Warrants to acquire the Warrant Shares as set forth opposite such Buyer's name in column (9) of the Schedule of Buyers attached hereto.

(e)   Securities Contract; Netting Safe Harbor. The Company hereby acknowledges and agrees that the rights and obligations of each Buyer under the Note Purchase Agreement of such Buyer, under the Investor Note of such Buyer, under the Note to be issued hereunder to such Buyer and the rights and obligations of the Company hereunder, under each such Investor Note, under each such Note and under each such Note Purchase Agreement, respectively, arise in a single integrated transaction and constitute related and interdependent obligations within such transaction. The Company and each Buyer, severally, hereby acknowledge and agree that this Agreement and the Note Purchase Agreement each are a "securities contract" as defined in 11 U.S.C. § 741 and that each such Buyer shall have all rights in respect of the Master Netting Agreement, this Agreement, the Investor Note, the Notes and the Note Purchase Agreement as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), including, without limitation, all rights of credit, deduction, setoff, offset, recoupment, and netting (collectively, "Netting" or "Net") as are available under the Master Netting Agreement, this Agreement, the Investor Note, the Notes and the Note Purchase Agreement, and all Netting provisions of the Master Netting Agreement, each Note and each Investor Note, including without limitation the provisions set forth in Section 7 of each Investor Note, are hereby incorporated in this Agreement and made a part hereof as if such provisions were set forth herein.

2.      BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)   Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b)   No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c)    No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants and (ii) will acquire the Warrant Shares upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)), respectively, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

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(d)    Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(e)    Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)     Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(g)    Information. Such Buyer acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and such Buyer has had access to the SEC Documents (as defined in Section 3(qq)). Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(h)    No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)     Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel selected by such Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined below), including, without limitation, this Section 2(i).

(j)     No General Solicitation. Such Buyer represents and warrants that: (i) the Buyer was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Buyer had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general advertising or, to such Buyer's knowledge, general solicitation, and in connection therewith, the Buyer did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with the SEC in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

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(k)    Fees. Such Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby.

(l)     Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Buyer first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Buyer's representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect short sales or similar transactions in the future.

(m)   Residency. If such Buyer is an entity, such Buyer's principal executive offices are, and if such Buyer is a natural person, such Buyer's principal residence is, in the jurisdiction set forth immediately below such Buyer's name on the signature page hereto, and all communications between such Buyer and the Company regarding the transactions contemplated by this Agreement took place within or from the state of such principal executive offices or principal residence.

(n)    Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Note Conversion Shares and the Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Note Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of VStock Transfer LLC (including any successor transfer agent, the "Transfer Agent") and all DTC fees associated with such issuance. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent, and/or to any Buyer if requested by such Buyer, to effect the removal of the legend hereunder. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within two (2) Trading Days after the occurrence of any of (i) through (iii) above (the initial date of such occurrence, the "Legend Removal Date"), a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the holder's request and in the holder's discretion, either (i) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the shares of Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and the date the Company makes the applicable cash payment. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(o)   Bad Actor Disclosure. Such Buyer hereby acknowledges and agrees that it has received and reviewed the disclosure set forth on Annex I attached hereto a reasonable time prior to the time that such Buyer has agreed to purchase the Securities.

The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)   Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own or lease its properties and conduct its business as described in the SEC Documents. The Company has no subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) other than Rainbow Rangers Productions LLC and the subsidiaries as set forth on Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the SEC Documents. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse effect on, or any development that would reasonably be expected to result in a material adverse effect, in or affecting (i) the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or business prospects of the Company and of the Subsidiaries, individually or taken as a whole, whether or not occurring in the ordinary course of business, or (ii) on the transactions contemplated hereby or the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or (iii) on the authority or ability of the Company to perform its obligations under the Transaction Documents or (iv) on the legality, validity, binding effect or enforceability of any of the Transaction Documents (collectively a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

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(b)   Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Investor Note, the Note Purchase Agreement, the Master Netting Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Lock-Up Agreements (as defined in Section 7(xiv)), the Voting Agreement (as defined in Section 4(q)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Note Conversion Shares issuable pursuant to the terms of the Notes, and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors, and no further filing, consent, or authorization is required by the Company's Board of Directors or its stockholders (other than the Nasdaq Stockholder Approval (as defined below). This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. Each of the Subsidiaries party to any of the Transaction Documents has the requisite power and authority to enter into and perform its obligations under such Transaction Documents, as applicable. The execution and delivery by the Subsidiaries party to any of the Transaction Documents of such Transaction Documents and the consummation by such Subsidiaries of the transactions contemplated thereby have been duly authorized by such Subsidiaries' respective boards of directors (or other applicable governing body) and (other than filings as may be required by state securities agencies) no further filing, consent, or authorization is required by such Subsidiaries, their respective boards of directors (or other applicable governing body) or stockholders (or other applicable owners of equity of such Subsidiaries). The Transaction Documents to which any of the Subsidiaries are parties have been duly executed and delivered by such Subsidiaries, and constitute the legal, valid and binding obligations of such Subsidiaries, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)    Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein in accordance with the terms of the Transaction Documents will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof. The Company has duly authorized and reserved for issuance a number of shares of Common Stock for the conversion of the Notes and exercise of the Warrants equal to the sum of (i) the number of shares of Common Stock issuable pursuant to the terms of the Notes assuming a Conversion Price (as defined in each of the Notes) equal to $1.375 without regard to any limitation on issuances set forth in the Notes and (ii) 100% of the number of shares of Common Stock as shall be necessary to effect the exercise in full of all of the Warrant then outstanding without regard to any limitation on exercise set forth therein and assuming that all of the Buyers' Investor Notes have been paid, or deemed to be paid, in full (the "Required Reserve Amount"). The offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon issuance pursuant to the terms of the Notes or exercise in accordance with the Warrants, as the case may be, the Note Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

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(d)    Equity Capitalization. As of the date hereof and as of the Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in Schedule 3(d) hereto, and such authorized capital stock conforms in all material respects to the description thereof set forth in the SEC Documents. The Common Stock conform in all material respects to the description thereof contained in the SEC Documents. If certificated, the form of the Note Conversion Shares and the Warrant Shares, as applicable, will conform in all material respects to the corporate law of the jurisdiction of the Company's incorporation. As of the date hereof, the authorized capital stock of the Company as is set forth on Schedule 3(d) hereto. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 3(d) hereto, (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in the Notes) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. Schedule 3(d) set forth the material terms of any outstanding warrants of the Company, including, without limitation, the exercise price, put rights or other special features and expiration date thereof.

(e)    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries which is not otherwise disclosed in the SEC Documents or that will not be included in the 8-K Filing (as defined in Section 4(i)). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. As of the date of this Agreement, all disclosure provided to the Buyers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date hereof did not at the time of release contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements therein, in the light of the circumstances in which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or prior to the date hereof or announcement by the Company but which has not been so publicly announced or disclosed or will be disclosed in the 8-K Filing. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(f)     Weaknesses or Changes in Internal Accounting Controls. Except as set forth in Schedule 3(f) hereto, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

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(g)    Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and The Nasdaq Capital Market (the "Principal Market"), if applicable, thereunder (collectively, the "Sarbanes-Oxley Act") has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(h)   Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(h). The matters set forth in Schedule 3(h) would not reasonably be expected to have a Material Adverse Effect.

(i)     Title. The Company and the Subsidiaries have good and marketable title to all of the material properties and assets reflected in the consolidated financial statements hereinabove described or described in the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the SEC Documents or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the SEC Documents.

(j)     Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim, which has had or would reasonably be expected to have a Material Adverse Effect.

(k)     Absence of Certain Changes. Except as disclosed in Schedule 3(k), since December 31, 2018, neither the Company nor any of its Subsidiaries has, (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's consolidated financial statements which are included in the SEC Documents. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Agreement, "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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(l)      No Conflicts. Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be after giving effect to the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities), (i) in violation of its certificate of incorporation, bylaws, any certificate of designations or other organizational documents or (ii) in violation of or in default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of under any agreement, indenture, mortgage, deed of trust, lease, contract, indenture or other agreement or instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective properties, is bound that have not been waived or (iii) in violation of any law, rule, regulation, order, judgment, writ or decree of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction (including U.S. federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, and, solely with respect to clauses (ii) and (iii), which violation, conflict, breach or default, individually or in the aggregate, would have a Material Adverse Effect.

(m)    Contracts. There is no document, contract or other agreement required to be described in the SEC Documents which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the SEC Documents accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the SEC Documents is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

(n)    Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the Financial Industry Regulatory Authority, Inc. (FINRA) or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(o)    Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the articles of incorporation of the Company ("Articles of Incorporation"), bylaws of the Company (the "Bylaws"), any certificate of designations, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has satisfied all eligibility requirements necessary to enable its Common Stock to be listed or quoted on one or more Eligible Markets (as defined in the Warrants). During the one (1) year prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market or another Eligible Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as disclosed in Schedule 3(o), the Company has received no communication, written or oral, from the SEC or the Principal Market (or other Eligible Market on which the Common Stock was previously listed) regarding the suspension or delisting of the Common Stock from such Principal Market or other Eligible Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, except as set forth on Schedule 3(u), neither the Company not any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

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(p)    Intellectual Property. Except as set forth on Schedule 3(p), the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; the Company and the Subsidiaries each own or possess sufficient rights to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property or proprietary rights, including licenses to any of the foregoing ("Intellectual Property") necessary to carry on their business in all material respects in the manner in which it is being conducted. Except as set forth on Schedule 3(p), none of the Company's or its Subsidiaries' registered Intellectual Property that is material to their businesses has expired, terminated or been abandoned. The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or its Subsidiaries that are required to be described in the SEC Documents and are not described therein in all material respects. Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the SEC Documents and are not described therein in all material respects. None of the Intellectual Property used by the Company or any of its Subsidiaries and material to their businesses has been obtained or is being used by the Company or any of its Subsidiaries (i) in material violation of any contractual obligation binding on the Company or any of its Subsidiaries, or to the Company's knowledge, any of the Company's or any of its Subsidiaries' officers, directors or employees, or (ii) otherwise in violation of the rights of any persons; neither the Company nor any of its Subsidiaries has infringed or conflicted with any Intellectual Property of any person or entity; the Company has not received any written communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting their businesses as set forth in the SEC Documents, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property.

(q)    Manipulation of Prices. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken or may take, directly or indirectly, any action designed to cause or to result, or that would reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent (as defined in Section 3(ee)), sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(r)     Investment Company Act. Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(s)    Internal Accounting Controls.

(i)     Except as disclosed in Schedule 3(s) hereto, the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP consistently applied throughout the periods involved and to maintain accountability for assets and liabilities; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

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(ii)   The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); except as disclosed in Schedule 3(s)(ii) hereto, the Company's "disclosure controls and procedures" are effective in ensuring that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, during the twelve (12) months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(t)     Industry and Market Data. The statistical, industry-related and market-related data included in the SEC Documents are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(u)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)    No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, affiliate, nor to the Company's knowledge, any agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "Specially Designated National" or on the "Sectoral Sanctions Identifications List" (collectively, "Blocked Persons"), the United Nations Security Council, the European Union, Her Majesty's Treasury or any other relevant sanctions authority (collectively, "Sanctions Laws"); neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws; neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

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(w)    Anti-Bribery. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the SEC Documents. Neither the Company, nor any of its Subsidiaries or affiliates, nor any director, officer, employee, nor to the Company's knowledge, any agent or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the "Anti-Bribery Laws"), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, its Subsidiaries or affiliates, or any of their respective current or former directors and officers, current employees, or to the Company's knowledge, any of their respective former employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(x)     Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance by insurers of recognized financial responsibility in such amounts and covering such losses and risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, in each case, as may be necessary to continue its business at a cost that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

(y)     Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z)     Employee Relations.

(i)     Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on Schedule 3(z), no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No current executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except where such violation would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(ii)  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa)   Transactions with Affiliates. Except as set forth on Schedule 3(aa), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner.

(bb)  Environmental Laws. The Company and its Subsidiaries (A) are in compliance in all material respects with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(cc)   1934 Act Registration. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

(dd)  No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act which would require the registration of the Securities under the 1933 Act, or (ii) to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(ee)   Brokerage Fees; Commissions. Except as described in Schedule 3(ee) hereto, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with such claim (other than for claims made by Persons engaged by the Buyers). The Company acknowledges that it has engaged The Special Equities Group, LLC a division of Bradley Woods & Co. Ltd. (the "Agent") as placement agent in connection with the sale of the Securities. Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

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(ff)    Consents. Other than as described in Section 3(b) hereof, or as have been previously obtained, filed or made, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(gg)  Acknowledgment Regarding Buyer's Purchase of Securities. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, the Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 405 of the 1933 Act) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(hh)  Dilutive Effect. The Company understands and acknowledges that the number of Note Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligations to issue (i) Note Conversion Shares in accordance with this Agreement and the Notes and (ii) Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants are, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(ii)     Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable the Company's issuance of the Securities and any Buyer's ownership of the Securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of Securities and each Buyer's ownership of the Securities. Except as set forth in the SEC Documents, the Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(jj)     Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(kk)   Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ll)     Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

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(mm)  Acknowledgement Regarding Buyers' Trading Activity. The Company acknowledges and agrees (i) that none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of the transactions contemplated by this Agreement or future transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Buyer, and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock; and (iv) that such Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the periods that the Securities are outstanding, including, without limitation, during the period that the value of the Note Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(nn)   U.S. Real Property Holding Corporation. Neither the Company, nor any of its Subsidiaries, is or has ever been a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company and each Subsidiary shall so certify upon any Buyer's request.

(oo)  Shell Company Status. The Company is not, and has not been since August 1, 2008, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(pp)  Bank Holding Company. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or affiliates owns or controls directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq)  SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(rr)    Placement Agent Agreement. The Company has entered into a Placement Agent Agreement, dated as of March 10, 2020, with the Agent that contains certain representations, warranties, covenants and agreements of the Company. Such representations, warranties, covenants and agreements are for the benefit of and may be relied upon by the Buyers, each of which shall be a third-party beneficiary thereof.

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(ss)   Indebtedness and Other Contracts. Except as set forth on Schedule 3(ss), neither the Company nor any of its Subsidiaries, (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(ss) provides a detailed description of the material terms of any such outstanding Indebtedness, including, without limitation, descriptions of any defaults, forbearances, accounts receivable and accounts payable thereunder.

(tt)    Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP consistently applied during the periods involved and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(uu)  No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(vv)  Private Placement. Assuming the accuracy of the Buyers' representations and warranties set forth in Section 2, no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby.

(ww)  No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Buyers and certain other "accredited investors" within the meaning of Rule 501 under the 1933 Act.

(xx)    No Disqualification Events. Except as disclosed on Annex I attached hereto, with respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided in Annex I.

(yy)   Other Covered Persons. The Company is not aware of any Person (other than the Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Securities.

(zz)   Ranking of Notes. Except for existing indebtedness set forth on Schedule 3(zz), no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

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4.      COVENANTS.

(a)    Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)    Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)    Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely as set forth on Schedule 4(c).

(d)    Listing. The Company shall promptly secure the listing of all of the Warrant Shares, Note Conversion Shares and any capital stock of the Company issued or issuable with respect to the Warrant Shares, the Warrants, the Note Conversion Shares or the Notes, in each case as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise without regard to any limitations on the exercise of Warrants and on the conversion of the Note Conversion Shares (the "Underlying Shares") on the Principal Market or on any other Eligible Market (as defined in the Warrants) on which the Common Stock is then listed or quoted (subject to official notice of issuance) and during the Reporting Period shall maintain the listing of all Underlying Shares from time to time issuable under the terms of the Transaction Documents on the Principal Market or any other Eligible Market on which the Common Stock is then listed or quoted. During the Reporting Period the Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or any other Eligible Market on which the Common Stock is then listed or quoted. During the Reporting Period, the Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market or on any other Eligible Market on which the Common Stock is then listed or quoted. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e)     Fees. The Company shall pay an expense allowance to the Lead Investor or its designee(s) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) not reimbursed by the Company on or prior to the Closing, which amount shall not exceed in the aggregate $75,000 and which amount, at the option of such Buyer, may be withheld by such Buyer from its Cash Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commission payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(f)    Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any holder of Securities (an "Investor") in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. Any such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(g)    Reporting Status. Until the date on which the Investors shall have sold all of the Note Conversion Shares and the Warrant Shares and none of the Notes or the Warrants are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

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(h)    Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i)     Disclosure of Transactions and Other Material Information. On or before the Disclosure Time (as defined below), the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of Notes, the form of Warrants, the form of Lock-Up Agreement, the form of Voting Agreement, the Security Documents, the form of Investor Note, the form of Master Netting Agreement and the form of Note Purchase Agreement) as exhibits to such filing (including all attachments, the "8-K Filing"). As of immediately following the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of such Buyer and agreement of Buyer to keep such information confidential. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries provided in breach of the preceding sentence, it shall provide the Company with written notice thereof in which case the Company shall, within two (2) Trading Days (as defined in the Warrants) of receipt of such notice, make public disclosure of any such material, nonpublic information provided in breach of the preceding sentence. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents; provided, however that the Company shall not be in breach of the foregoing as it relates to Section 4(o)(iii) so long as the Company satisfies its obligations under Section 4(o)(iii)(8). No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents for any such disclosure. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, nonpublic information to a Buyer without such Buyer's prior written consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, nonpublic information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby (other than filings required by a Buyer pursuant to Section 13 or Section 16 of the 1934 Act), without the prior consent of the Company, with respect to any press release of any Buyer, or without the prior consent of each Buyer, with respect to any press release of the Company; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company's securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than disclosure relating to a Buyer solely on information disclosed from such Buyer's filings made pursuant to Section 13 of the 1934 Act. As used herein, "Disclosure Time" means, (i) if this Agreement is signed after 8:30 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 8:31 a.m. (New York City time) on the second (2nd) Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Agent, or (ii) if this Agreement is signed between midnight (New York City time) and 8:30 a.m. (New York City time) on any Trading Day, no later than 8:31 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Agent.

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(j)     Additional Notes and Warrants; Variable Securities. For so long as any Notes or Warrants remain outstanding, the Company will not issue any Notes or Warrants other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, (i) issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price with respect to the Common Stock into which any Notes are convertible or redeemable or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable or (ii) enter into, or effect any transaction under, any agreement, including, but not limited to, an equity line of credit, an "at-the-market" offering or similar agreement, whereby the Company may issue securities at a future determined price. Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(k)     Corporate Existence. For so long as any Notes or Warrants remain outstanding, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Notes and the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(l)     Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for issuance the applicable Required Reserve Amount. Upon any increase in the number of authorized or unreserved shares of Common Stock of the Company following the date hereof, the Company shall use such increased number of authorized shares to satisfy its obligations to keep the Final Required Reserve Amount of shares reserved for the Securities before reserving or using shares for any other purpose. The initial number of shares of Common Stock reserved for conversion or redemption of the Notes and for exercise of the Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Buyers, based on the total number of shares of Common Stock issuable upon conversion pursuant to the terms of the Notes and upon exercise of the Warrants (without regard to any limitations in exercise) issued to each Buyer on the Closing Date (the "Authorized Share Allocation"). In the event that a Buyer shall sell or otherwise transfer any of its Notes or Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes or Warrants shall be allocated to the holders of the remaining Notes and Warrants, pro rata based on the Note Conversion Shares issuable pursuant to the terms of the Notes and the Warrant Shares issuable upon exercise of the Warrants then held by such holders (without regard to any limitations on the conversion or redemption of the Notes or on the exercise of the Warrants).

(m)    Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.

(i)     Neither the Company, nor any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents shall:

(a)       conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(b)       deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;

(c)       use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or

(d)       violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(ii)    The Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with the Sanctions Laws and Anti-Bribery Laws.

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(iii)   The Company will promptly notify the Buyers in writing if any of the Company, or any of its Subsidiaries or affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(iv)  The Company shall provide such information and documentation as the Buyers or any of their affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(v)    The covenants set forth above shall be ongoing for so long as any Notes or Warrants remain outstanding. The Company shall promptly notify the Buyers in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Buyers in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.

(n)    Lock-Up. The Company shall not amend or waive any provision of the Lock-Up Agreements except to extend the term of the lock-up period contained therein and shall enforce the provisions of the Lock-Up Agreements in accordance with their terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(o)    Additional Issuances of Securities.

(i)     For purposes of this Section 4(o), the following definitions shall apply.

(1)       "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(2)       "Convertible Securities" means any stock or securities (other than Options (as defined below)) convertible into or exercisable or exchangeable for shares of Common Stock.

(3)       "Excluded Securities" means any Common Stock issued or issuable: (i) under any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of such Warrants are not amended, modified or changed on or after the date hereof, (iii) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof; provided, that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the date hereof or in accordance with the terms of the Transaction Documents and such Options or Convertible Securities are not amended, modified or changed to decrease the exercise price, exchange price or conversion price of such Options or Convertible Securities or otherwise increase the number of shares issuable under such Options or Convertible Securities (in each case, other than in connection with stock splits or distributions) on or after the date hereof other than in accordance with the terms of the Transaction Documents and (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(o)(ii) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (v) securities issued as payment for investment banking services provided to the Company, including warrants to purchase shares of Common Stock to the placement agent relating to the offering of the Securities, (vi) securities issued to third party vendors as payment for goods and services, the Company’s consultants, vendors and animation partners, provided that such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4(o)(ii) herein, and (vii) shares of Common Stock and warrants to purchase Common Stock in an equity financing sold at a purchase price equal to or greater than the “Minimum Price” as defined under the rules of the Principal Market, and (viii) securities issued or issuable to the Buyers and their assigns pursuant to this Agreement, the Notes or the Warrants and other Transaction Documents or upon exercise, conversion or exchange of any such securities, provided, that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the date hereof or in accordance with the terms of the Transaction Documents and such Options or Convertible Securities are not amended, modified or changed to decrease the exercise price, exchange price or conversion price of such Options or Convertible Securities or otherwise increase the number of shares issuable under such Options or Convertible Securities (in each case, other than in connection with stock splits or distributions) on or after the date hereof other than in accordance with the terms of the Transaction Documents.

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(4)       "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(5)       "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(ii)        From the date hereof until the date that the Notes are no longer outstanding, the Company will not (A) directly or indirectly, file any registration statement with the SEC other than registration statements on Form S-8, (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), or (C) be party to any solicitations, negotiations or discussions with regard to the foregoing unless (A) Nasdaq Stockholder Approval has been obtained prior thereto and (B) (i) at least 75% of the gross proceeds in excess of the first $2,000,000 of gross proceeds of all Subsequent Placements consummated prior to the six month anniversary of the Closing Date are first applied to the redemption of the Notes (pro-rata based on a Buyer’s Purchase Price which redemption may be waived by a Buyer and it will not increase the pro-rata percentage of any other Buyers) or (ii) at least 75% of the gross proceeds of any such Subsequent Placement consummated after the six month anniversary of the Closing Date are first applied to the redemption of the Notes (pro-rata based on a Buyer’s Purchase Price which redemption may be waived by a Buyer and it will not increase the pro-rata percentage of any other Buyers). Notwithstanding the foregoing, the restrictions above shall not apply with respect to issuances of Excluded Securities (other than clause (vii) therein).

(p)    Stockholder Approvals.

(i)     As promptly as practicable after the date hereof, the Company shall provide each stockholder entitled to vote at the next special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be promptly called and held not later than May 15, 2020 (the "Stockholder Meeting Deadline"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approving the Company's issuance or potential issuance of the Note Conversion Shares and the Warrant Shares as described in the Transaction Documents and the other actions requiring stockholder approval as described in the Transaction Documents in accordance with applicable law, the provisions of the Bylaws and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Nasdaq Stockholder Approval"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Nasdaq Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Nasdaq Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every ninety (90) days thereafter until such Nasdaq Stockholder Approval is obtained.

(q)    Voting Agreement. The Company shall use its best efforts to effectuate the transactions contemplated by the Voting Agreement, in the form attached hereto as Exhibit H (the "Voting Agreement"), executed by the Company and the stockholders set forth on Schedule 4(q) (collectively, the "Principal Stockholders") who hold in the aggregate a percentage of the outstanding shares of Common Stock that is acceptable to the Required Holders (as defined below). The Company hereby covenants to use reasonable best efforts to cause additional stockholders to execute the Voting Agreement (or sign additional voting agreements on substantially the same form as the Voting Agreement, which when executed will be deemed for purposes of this Agreement to be included in the definition of Voting Agreement) and to promptly notify the Buyers of any such additional stockholders signing the Voting Agreement or such additional Voting Agreements. The Company shall not amend or waive any provision of the Voting Agreement and shall enforce the provisions of the Voting Agreement in accordance with its terms. If any of the Principal Stockholders breach any provisions of the Voting Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of the Voting Agreement in accordance with Section 4.02 thereof. In addition, if the Company receives any notice from any of the Principal Stockholders pursuant to the Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Buyer.

(r)     FAST Compliance. While any Securities are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

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(s)    Company's Operations. While any Notes or Warrants are outstanding, the Company and each of its Subsidiaries shall (i) not be an "investment company," and affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended; (ii) not become a U.S. real property holding corporation within the meaning of Section 897 of the Code (and the Company and each Subsidiary shall so certify upon any Buyer's request); (iii) not become subject to the BHCA or regulation by the Federal Reserve; (iv) not own or control, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve; and (v) not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(t)     Integration. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Eligible Market such that it would require shareholder approval prior to the closing of such other transaction.

(u)     Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4(u) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(v)     Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(w)    Certain Transactions and Confidentiality. Each Buyer, severally and not jointly with the other Buyers, covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including short sales of any of the Company's securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the 8-K Filing as described in Section 4(i). Each Buyer, severally and not jointly with the other Buyers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the 8-K Filing as described in Section 4(i), such Buyer will maintain the confidentiality of the existence and terms of this transaction and the information included in the disclosure schedules, if any. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Buyer makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to 8-K Filing as described in Section 4(i), (ii) no Buyer shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the 8-K Filing as described in Section 4(i) and (iii) no Buyer shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the 8-K Filing as described in Section 4(i). Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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(x)     Collateral Agent.

(i)     Each Buyer hereby (a) appoints Anson Investments Master Fund LP, a Buyer, as the collateral agent hereunder and under the Security Documents (in such capacity, the "Collateral Agent"), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(ii)    The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii)   The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the holders of a majority of the outstanding principal amount of Notes shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Agreement. After any Collateral Agent's resignation hereunder, the provisions of this Section 4(x) shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal amount of Notes appoints a successor Collateral Agent as provided above.

(iv)  The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the holders of a majority of the outstanding principal amount of Notes or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4(y), to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by each of the Company executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(y)    Within ten (10) Business Days after Closing, if requested by the Collateral Agent, the Collateral Agent shall have received the results of searches (including comparable searches in any jurisdiction outside the United States) for any effective UCC financing statements, tax liens or judgment liens filed against the Company or any of the Subsidiary Guarantors or any property of any of the foregoing, which results shall not show any such liens (other than Permitted Liens acceptable to the Collateral Agent).

(z)     Within thirty (30) Business Days after Closing, the Company shall provide to the Buyers evidence of (i) the termination of any security interest in Intellectual Property filed with the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Company and the Subsidiary Guarantors, and (ii) UCC-3 termination statements for all UCC-1 financing statements covering any portion of the Collateral.

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(aa)   Within thirty (30) calendar days after Closing (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received control agreements, in form and substance satisfactory to the Collateral Agent, with respect to all deposit accounts of the Grantors (as defined in the Security Agreement) as required by Section 5(i) of the Security Agreement, duly executed by the applicable Grantors and the applicable bank or financial institution.

(bb)  Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer a complete closing set (which may be solely in electronic format) of the executed copies of the Transaction Documents, Securities and other documents required to be delivered to any party pursuant to Section 7 hereof.

(cc)   Existing Warrants. Immediately following the date that the Nasdaq Stockholder Approval is obtained, the Company shall reduce the exercise price of the Existing Warrants held by each Buyers to equal $0.21 (subject to adjustment for forward and reverse stock splits and the like after the date hereof). “Existing Warrants” means those certain common stock purchase Warrants issued by the Company and held by certain Purchasers as set forth in column 10 of the Schedule of Buyers attached hereto.

(dd)  Most Favored Nation Provision. Following the date that Nasdaq Stockholder Approval is obtained until such time as no Buyer holds any of the Notes, in the event of any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), upon written notice to the Company by such Buyer within five (5) Trading Days after the consummation of such Subsequent Financing, each Buyer (together with its Affiliates) having an aggregate Purchase Price at the Closing of at least $1,000,000 shall have the right to tender, all or in part, the principal amount of Notes held by such Buyer (but not the Warrants, which shall remain outstanding) to the Company in lieu of a cash subscription for such Common Stock or Common Stock Equivalents. By way of example, if the Company undertakes a Subsequent Financing of Senior Secured Convertible Notes and warrants, each Buyer shall have the right to participate in such Subsequent Financing and use the surrender of its Notes as consideration, on a $1 for $1 basis, in lieu of cash consideration. Nothing hereunder shall prohibit the Buyer from converting its Notes into Conversion Shares up until the time that such Notes are tendered. Additionally, in the event that any warrants or options (or any similar security or right) issued in a Subsequent Financing include any terms more favorable to the holders thereof (less favorable to the Company) than the terms of the Warrants, the Warrants shall be automatically amended to include such more favorable terms. This Section 4(dd) shall not apply with respect to any Excluded Securities (other than clause (vii) therein). Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing), the Company shall deliver to each Buyer a written notice of the Company’s intention to effect a Subsequent Financing, which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment. The Company obligation under this Section 4(dd) may be waived by written waivers of at least 51% in interest of such Buyers that are eligible to participate hereunder.

(ee)   Llama Productions LLC, Bank Leumi USA. The Company agrees that it will not amend or modify any of the terms of the Loan and Security Agreement by and among the Company, Llama Productions LLC and Bank Leumi USA, or any of the other agreements or instruments entered in connection therewith, without first obtaining the prior written consent of the Required Holders.

(ff)    Heyward Producer Fees.  Until the Notes are no longer outstanding, Andrew Heyward shall not be paid, or accrue, any executive producer fees (or similar or like types of compensation or arrangements), directly or indirectly, from the Company with respect to any project undertaken, directly or indirectly, by the Company.

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5.      REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)    Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the number of Notes held by such Person, the number of Note Conversion Shares issued and issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)    Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Note Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company pursuant to the terms of the Notes or exercise of the Warrants, in the form attached hereto as Exhibit I (the "Irrevocable Transfer Agent Instructions"). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent, and any subsequent transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. In the event that such sale, assignment or transfer involves the Note Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the Transfer Agent shall issue such Note Conversion Shares or the Warrant Shares to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)    Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)    Such Buyer shall have duly executed and delivered to the Company an Investor Collateral Certificate and issued an Investor Note to the Company in such original principal amount as is set forth across from such Buyer's name in column (5) of the Schedule of Buyers attached hereto, which shall be held by such Buyer as Collateral for the obligations of the Company under the Note issued to such Buyer hereunder

(iii)   Such Buyer and each other Buyer shall have delivered to the Company the Cash Purchase Price (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(e)) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iv)  The representations and warranties of such Buyer shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(v)    No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

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7.      CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)     The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) the Notes (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, and (iii) the Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)    Such Buyer shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., the Company's counsel, dated as of the Closing Date, in the form attached hereto as Exhibit J.

(iii)   The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(iv)  The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiary Guarantors in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v)    The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of the State of California, as of a date within ten (10) days of the Closing Date.

(vi)  The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.

(vii)  The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Company's Articles of Incorporation and (iii) the Company's Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit K.

(viii)  The representations and warranties of the Company shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit L.

(ix)   The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days before the Closing Date.

(x)    The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market, nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi)   The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities and the transactions contemplated by the Transactions Documents and all payments thereunder.

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(xii)   No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(xiii)  Since the date of this Agreement, no event or series of events shall have occurred that reasonably could be expected to result in a Material Adverse Effect.

(xiv)  The Company shall have delivered to each Buyer a lock-up agreement, in the form attached hereto as Exhibit M, executed and delivered by each of the Persons listed on Schedule 7(xv) (collectively, the "Lock-Up Agreements").

(xv)   The Voting Agreement shall have been executed and delivered to such Buyer by the Company and each of the Principal Stockholders representing in the aggregate a percentage of the outstanding shares of Common Stock acceptable to the Required Holders.

(xvi)   The Company shall have delivered a letter on the letterhead of the Company (the "Flow of Funds Letter") (x) duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company with respect to the Cash Purchase Price set forth in column (3) of the Schedule of Buyers attached hereto and (y) directing each Buyer (or its designee) to maintain physical possession of a duly executed Investor Note of such Buyer, in such original principal amount as is set forth across from such Buyer's name in column (5) of the Schedule of Buyers attached hereto, issued pursuant to the Note Purchase Agreement of such Buyer, both as payment for, and as Collateral securing, such Note to be issued and sold to such Buyer at the Closing.

(xvii)  Each of the Subsidiary Guarantors shall have executed and delivered to such Buyer the Guarantee Agreement.

(xviii)  The Collateral Agent shall have received evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement.

(xix)   The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of the Subsidiary Guarantors, together with (A) the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) any copyright, patent and trademark agreements required by the terms of the Security Agreement.

(xx)   The Company shall have delivered to such Buyer a perfection certificate, in the form attached hereto as Exhibit N, duly completed and executed by the Company and each of the Subsidiary Guarantors (the "Perfection Certificate").

(xxi)  The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.      TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(e) above.

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9.      MISCELLANEOUS.

(a)     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)     Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least 66% of the aggregate number of shares of Common Stock issued and issuable under the Notes and the Warrants (without regard to any restriction or limitation on the conversion or redemption of the Notes or on the exercise of the Warrants contained therein) and shall include the Lead Investor so long as the Lead Investor or any of its affiliates holds Notes with a principal amount not less than $1 million (the "Required Holders"), and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable; provided, that the provisions of Sections 4(z) and 4(aa) cannot be amended without the additional prior written approval of the Collateral Agent or its successor. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, the holders of the Notes and holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

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(f)     Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Genius Brands International, Inc.

190 N. Canon Drive, 4th Fl.

Beverly Hills, CA 90210

Telephone: (310) 273-4222
Attention: Robert Denton, CFO

E-mail: bdenton@gnusbrands.com

with a copy (for informational purposes only) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017
Telephone: (212) 692-6732

Attention: Jeffrey Schultz, Esq.

E-mail: jschultz@mintz.com

If to the Transfer Agent:

VStock Transfer LLC

18 Lafayette Place

Woodmere, New York 11598
Telephone: (212) 828-8436

Attention: Allison Niccolls

E-mail: info@vstocktransfer.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Telephone:
Facsimile:
Attention:

E-mail:

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

30

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, except for the Agent who is expressly permitted to rely on the representations and warranties set forth herein, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees (as defined below) referred to in Section 9(k), who shall have the right to enforce the obligations of the Company with respect to such section, or the Agent.

(i)     Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing until such time as Buyer no longer holds Notes and Warrants. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Indemnification.

(i)     In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i) or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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(ii)    Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable to any Indemnitee for (a) any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent or (b) to the extent, but only to the extent that a loss, claim, damage or liability is solely attributable to any Indemnitee's breach of any of the representations, warranties, covenants or agreements made by such Indemnitee in this Agreement or in the other Transaction Documents. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii)    The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)  The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)    Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

32

(o)    Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)    Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges, and each Buyer confirms, that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

33

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
GENIUS BRANDS INTERNATIONAL, INC.

By: ____________________________
Name:
Title:

[Signature Page to Securities Purchase Agreement]

34

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By: __________________________
Name:
Title:

Maximum Percentage:	☐ 4.99%
☐ 9.99%

35

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)
Buyer	Address, Facsimile Number and Email	Cash Purchase Price	Initial Unrestricted Principal (col (3) x 1.25 plus 0.25 x column col (5)	Note Purchase Price	Initial Restricted Principal (col (5))	Aggregate Purchase Price	Principal Amount (col (7) x1.25)	Warrants (col. (8)/$0.21	Existing Warrants	Legal Representative’s Address and Emails

TOTAL

36

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Form of Guarantee Agreement
Exhibit D	Form of Security Agreement
Exhibit E	Form of Note Purchase Agreement
Exhibit F	Form of Master Netting Agreement
Exhibit G	Form of Investor Collateral Certificate
Exhibit H	Form of Voting Agreement
Exhibit I	Form of Irrevocable Transfer Agent Instructions
Exhibit J	Form of Opinion of Company's Counsel
Exhibit K	Form of Secretary's Certificate
Exhibit L	Form of Officer's Certificate
Exhibit M	Form of Lock-Up Agreement
Exhibit N	Form of Perfection Certificate

SCHEDULES

Schedule 3(d)	Equity Capitalization
Schedule 3(f)	Weaknesses or Changes in Internal Accounting Controls
Schedule 3(h)	Absence of Litigation
Schedule 3(k)	Absence of Certain Changes
Schedule 3(o)	Conduct of Business; Regulatory Permits
Schedule 3(p)	Intellectual Property
Schedule 3(s)	Internal Accounting Controls
Schedule 3(s)(ii)	Disclosure Controls
Schedule 3(z)	Employee Relations
Schedule 3(aa)	Transactions with Affiliates
Schedule 3(ee)	Brokerage Fees; Commissions
Schedule 3(ss)	Indebtedness and Other Contracts
Schedule 3(zz)	Ranking of Notes
Schedule 4(c)	Use of Proceeds
Schedule 4(q)	Principal Stockholders
Schedule 7(xv)	Parties to Lock-Up Agreement

37

Annex 1 – No Disqualification Events

None

38

Schedule 3(d) – Equity Capitalization

As of March 9, 2020:

Common Stock, $0.001 par value, 233,333,334 shares authorized. 25,549,152 shares issued and outstanding.

Preferred Stock, $0.001 par value, 10,000,000 shares authorized. 430 shares issued and outstanding.

Warrants to purchase 11,174,620 shares of Common Stock as follows:

	Registered or Unregistered	Grant Date	Expiration Date	Term in Year	Exercise Price	Vesting Date	Warrants Outstanding	Warrants Exercisable

Total	R	11/02/15	11/03/20	5	$3.30	10/29/15	380,006	380,006
Total	U	02/10/17	08/11/22	5	$5.30	02/10/17	1,294,190	1,294,190
Total	U	01/10/18	01/10/23	5	$3.00	01/10/18	685,000	685,000
Total	R	08/17/18	08/17/23	5	$3.00	08/17/18	239,950	239,950
Total	U	02/19/19	02/19/24	5	$2.55	02/19/19	1,800,000	1,800,000
Total	U	07/22/19	01/22/25	5	$1.14	07/22/19	1,800,000	1,800,000
Total	R	10/28/19	10/28/24	5	$0.76	10/28/19	477,474	477,474
Total	U	10/28/19	10/28/24	5	$0.76	10/28/19	46,421	–
Total	U	01/23/20	07/24/25	5	$0.34	07/27/20	3,951,364	–

Options to purchase 2,166,667 shares authorized. 1,314,662 shares issued and outstanding. 852,005 options available for future grant.

The Company is contemplating issuing $1 million worth of common stock to Arnold Schwarzenegger as advance payment against future royalties for his participation in the production, distribution and marketing of Stan Lee’s Superhero Kindergarten.

39

Schedule 3(f) – Weakness or Changes in Internal Accounting Controls

None

40

Schedule 3(h) – Absence of Litigation

None

41

Schedule 3(k) – Absence of Certain Changes

None

42

Schedule 3(o) – Conduct of Business: Regulatory Permits

On September 4, 2019, the Company received a notification letter from The Nasdaq Stock Market (“Nasdaq”) informing the Company that for the last 30 consecutive business days, the bid price of the Company’s Common Stock had closed below $1.00 per share, which is the minimum required closing bid price for continued listing on The Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2).

On March 3, 2020, the Company received a notification letter from Nasdaq informing the Company that it is eligible for an additional 180 calendar day period, or until August 31, 2020 to regain compliance. The determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance by August 31, 2020, the Company may be eligible for additional time to regain compliance or if the Company is otherwise not eligible, the Company may request a hearing before a Hearings Panel.

43

Schedule 3(p) - Intellectual Property

SERIES TITLE	CLAIMANT	ADDL CLAIMANT	Episode/Webisode Title	Reg. Number
Baby Genius	Pacific Entertainment Corp.	NA	Favorite Children's Songs	PA0001646055
Baby Genius	Genius Products, Inc.	NA	Favorite Nursery Rhymes	PA0001323783
Baby Genius	Pacific Entertainment Corp.	NA	Favorite Counting Songs	PA0001646050
Baby Genius	Pacific Entertainment Corp.	NA	Baby Animals	PA0001646047
Baby Genius	Genius Products, Inc.	NA	Mozart & Friends	PA0001079721
Baby Genius	Genius Products, Inc.	NA	Mozart & Friends Sleepytime	PA0001086678
Baby Genius	Pacific Entertainment Corp.	NA	Trip to San Diego Zoo	PA0001646075
Baby Genius	Genius Products, Inc.	NA	Animal Adventures	PA0001323782
Baby Genius	Genius Products, Inc.	NA	Underwater Adventures	PA0001323784
Baby Genius	Genius Products, Inc.	NA	Four Seasons	PA0001080040
Baby Genius	Pacific Entertainment Corp.	NA	Baby Animals	PA0001646048
Baby Genius	Pacific Entertainment Corp.	NA	Favorite Singalongs	SR0000628484
Baby Genius	Pacific Entertainment Corp.	NA	Favorite Children's Songs	SR0000628480
Baby Genius	Pacific Entertainment Corp.	NA	Favorite Singalongs	SR0000628482
Baby Genius	Pacific Entertainment Corp.	NA	Trip to San Diego Zoo	SR0000628479
Baby Genius	Pacific Entertainment Corp.	NA	Favorite Counting Songs	SR0000628481
Baby Genius	Genius Products, Inc.	NA	Mozart & Friends	PA0001080157
Baby Genius	Genius Products, Inc.	NA	Mozart & Friends Sleepytime	PA0001086366
Baby Genius	Genius Products, Inc.	NA	Four Seasons	PA0001079713
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Acid Rain	PA0001797735
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Bloomin' Algae	PA0001797737
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Creeping Development	PA0001797773
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Cynical E-Cycler	PA0001797734
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Degraded Grassland	PA0001797732
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Factory Fishing Fiasco	PA0001797739
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Flammable Forest	PA0001797781
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Flying Fly Ash	PA0001797738
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Green Gig	PA0001797777
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Illicit Arsenic	PA0001797776
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Invasive Vector	PA0001797774
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Lawless Loggers	PA0001797770

44

Schedule 3(p) - Intellectual Property

SERIES TITLE	CLAIMANT	ADDL CLAIMANT	Episode/Webisode Title	Reg. Number
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Leopard Elixir	PA0001797771
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Migration Menace	PA0001797762
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Missing March	PA0001797768
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Nuclear Waste Conundrum	PA0001797765
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Pacific Plastic	PA0001797764
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Pernicious Plan	PA0001797780
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Pesticide Pest	PA0001797763
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Plundered Paradise	PA0001797772
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Poisonous Pollen	PA0001797733
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Ransacked Reef	PA0001797761
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Storm Drain Sludge	PA0001797778
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Strip-Mined Mountain	PA0001797769
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Tundra Thaw	PA0001797736
Gisele and the Green Team (web)	A Squared Entertainment LLC	Xing Xing Digital	The Case of the Watery Diversion	PA0001797779
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Llama Llama Lemonade and Stage Fright	PA0002107443
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Coach Llama Llama and Jealous Nelly	PA0002096466
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Zoom Zoom Zoom and Lost Tooth	PA0002105918
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Last Day of Summer and Bully Goat	PA0002105901
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Forgotten Fuzzy and Home with Mama	PA0002105922
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Llama Llama Red Pajama and Time to Share	PA0002105920
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Llama Llama Shopping Drama and Lucky Pajamas	PA0002105915
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Snow Show and Secret Santa	PA0002105909
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Spring Fever and Happy Birthday Llama Llama	PA0002105912
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Sleepover at Gilroy's and Noisy Neighbor	PA0002096467
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Beach Day and Mama Llama's Mother's Day	PA0002096463
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Saving Luna's Necklace and Let's Go Camping	PA0002096462
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Llama Llama and the Babysitter and Job Day	PA0002096461
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Llama Llama Loves to Read and I Heart You!	PA0002096460
Llama Llama	Genius Brands International, Inc.	Telegael Teoranta	Llama Llama Trick or Treat and Boat Float	PA0002096464
Martha & Friends (TV)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Back to School	PA0001786400

45

Schedule 3(p) - Intellectual Property

SERIES TITLE	CLAIMANT	ADDL CLAIMANT	Episode/Webisode Title	Reg. Number
Martha & Friends (TV)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha and the Christmas Tree	PA0001786405
Martha & Friends (TV)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha and the Magnificent Egg	PA0001786404
Martha & Friends (TV)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha's Fourth	PA0001786401
Martha & Friends (TV)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha's Halloween	PA0001786402
Martha & Friends (TV)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Thanksgiving	PA0001786406
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Cool Craft Armoire	PA0001787819
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Cupcake Calendar	PA0001787149
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Dinner Table Dilemma	PA0001787824
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Eggstravaganza	PA0001787830
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Fab Felt Holiday	PA0001787823
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Family Game Night	PA0001787821
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Francesca and Sharkey's Party	PA0001787808
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha and the Allergic Kids	PA0001787829
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha and the Fashion Statement	PA0001787815
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha and the New Old Jeans	PA0001786404
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha and the Pumpkin Shortage	PA0001787155
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Martha's Kitchen Science	PA0001787812
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Rockin' Regatta	PA0001787811
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Scrappy Birthday	PA0001787809
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Sew What?	PA0001787810
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Spa Sleepover	PA0001787826
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Sweet Charity Craft Sale	PA0001787818
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Thanksgiving Trivia	PA0001787152
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	The Puppet Show	PA0001787827
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	To Snow Days	PA0001787825
Martha & Friends (web)	A Squared Elxsi Entertainment LLC	Xing Xing Digital	Valentine's Day	PA0001787822
Rainbow Rangers	Genius Brands International, Inc.	NA	Meet the Team	TX0008823916
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Go with the Rainbow Floe; Northern Lights	PA0002185039
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Tree Hugger; Turtle in a Net	PA0002185055

46

Schedule 3(p) - Intellectual Property

SERIES TITLE	CLAIMANT	ADDL CLAIMANT	Episode/Webisode Title	Reg. Number
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	When Beetles Bark; Pollution Island	PA0002185043
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Monarch Migration; That Sinking Feeling	PA0002185072
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Rabbit Roundup; Uninvited Guest	PA0002185049
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Sludge Stream/Lost Island	PA0002185074
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Duck Duck Oops; Lost Island	PA0002175931
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Divided We Fall; White-Nosed Bats	PA0002185077
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Land Ho; The Strongest Spider	PA0002185064
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Flash Flood; Steer Me in the Right Direction	PA0002185061
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Rangers Raise a Condor; Pony Party	PA0002185071
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Case of the Missing Class Pet; Bee Safe	PA0002185079
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Chimp in Kaleidoscopia; Pigeon Problems	PA0002185054
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Henpecked; Rangers in Space	PA0002185047
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	Rockin' Rainbow Colors	TX0008823940
Rainbow Rangers	Genius Brands International, Inc.	Telegael Teoranta	To the Rescue	TX0008823934
Rainbow Rangers	Genius Brands International, Inc.	NA	The Quest for the Confetti Crystal	TX0008838107
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	A Gift Shop Too Far	PA0001981655
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Big Things Come in Micro Packages	PA0001981687
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Camp Bigfoot	PA0001981684
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Down and Out in Beijing	PA0001981651
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Far Out Future	PA0001981675
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	For Pete's Pets Sake	PA0001981686
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Get a Clue, Dude	PA0001981670
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Gooooooooaaaaall	PA0001981669
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Just Say Snow	PA0001981664
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Listen to the Music	PA0001981653
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Nebraska Yankee in King Arthur's Court Pt 1	PA0001981658
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Nebraska Yankee in King Arthur's Court Pt 2	PA0001981662
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Nebraska Yankee in King Arthur's Court Pt 3	PA0001981663
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Paranormally We Don't Do Things Like This	PA0001981654
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Sing Between the Lines	PA0001981673
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Avast Ye Downloads!	PA0001819480

47

Schedule 3(p) - Intellectual Property

SERIES TITLE	CLAIMANT	ADDL CLAIMANT	Episode/Webisode Title	Reg. Number
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Sweeeeet!	PA0001981660
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Fashion Bot Fiasco	PA0001981671
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	The Final Financial Frontier	PA0001981656
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	The Gift	PA0001981674
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	To Herring is Human	PA0001981665
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Be Cool to Your School	PA0001799030
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Cost of Giving	PA0001799032
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Elena's Shaqtastic Adventure	PA0001799030
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	When Pigs Fly	PA0001799035
Secret Millionaires Club (TV)	Genius Brands International, Inc.	Xing Xing Digital	Neither a Borrower Nor a Lender Be Dude	PA0001799280
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Lemons to Lemonade	PA0001712094
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Car Wash Caper	PA0001712089
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Walking the Dog	PA0001712091
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Lawn & Order	PA0001712090
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	What's So Funny?	PA0001712093
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	House of Cards	PA0001712088
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Debt of a Salesman	PA0001712082
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	The Big Trade-Off	PA0001712076
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	The Trouble with Credit Cards	PA0001712077
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Gotta Dance!	PA0001712083
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	It Takes Two	PA0001712085
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Special Delivery	PA0001712084
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Learn, Baby, Learn	PA0001712087
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Sorry I Can't Hair You	PA0001712080
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	The High Cost of High Demand	PA0001712079
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Why Pay More?	PA0001712078
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Tough Cookies	PA0001712081
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	All Fall Up!	PA0001712086
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Are You Experienced?	PA0001716508
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Don't Just Say No	PA0001716510
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Design for Success	PA0001716511

48

Schedule 3(p) - Intellectual Property

SERIES TITLE	CLAIMANT	ADDL CLAIMANT	Episode/Webisode Title	Reg. Number
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Too Good to be True	PA0001716513
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	The Domino Effect	PA0001716516
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Mental for Rental	PA0001717906
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	The Real Skinny	PA0001717905
Secret Millionaires Club (web)	A Squared Entertainment LLC	Xing Xing Digital	Cancel My Reputation	PA0001717903
Secret Millionairs Club (book)	A Squared Entertainment LLC	Xing Xing Digital	Warren Buffett's 26 Secrets to Success	TX0007780685
SpacePOP	Genius Brands International, Inc.	Telegael Teoranta	Not Your Average Princesses	TX0008336651
SpacePOP	Genius Brands International, Inc.	Telegael Teoranta	Princess Power	PA0002066614
SpacePOP	Genius Brands International, Inc.	Telegael Teoranta	SpacePOP Takes Off	PA0002066616
SpacePOP	Genius Brands International, Inc.		Rocking the Resistance	TX0008521101
Stan Lee and the Mighty Seven	Stan Lee Comics LLC	NA	Movie	PAu003649043
Stan Lee's Superhero Kindergarten	Genius Brands International, Inc.	NA	Trailer	PAu004001429

Trademarks

Registered and Pending

United States (USPTO)	A SQUARED ENTERTAINMENT
United States (USPTO)	A SQUARED
United States (USPTO)	BABY GENIUS
United States (USPTO)	BABY GENIUS
United States (USPTO)	BABY GENIUS
United States (USPTO)	BABY GENIUS
United States (USPTO)	KAFLOOEY
United States (USPTO)	KID GENIUS
United States (USPTO)	KID GENIUS
United States (USPTO)	RAINBOW RANGERS
United States (USPTO)	RAINBOW RANGERS
Australia (IPA)	RAINBOW RANGERS
Canada (CIPO)	RAINBOW RANGERS
European Union (EUIPO)	RAINBOW RANGERS
United Kingdom (UKIPO)	RAINBOW RANGERS
Mexico (IMPI)	RAINBOW RANGERS
China (CNIPA)	RAINBOW RANGERS
New Zealand (IPONZ)	RAINBOW RANGERS
China (CNIPA)	RAINBOW RANGERS (Chinese Char)
China (CNIPA)	RAINBOW RANGERS (logo)
United States (USPTO)	SECRET MILLIONAIRES CLUB
United States (USPTO)	SPACE POP
United States (USPTO)	SPACE POP
United States (USPTO)	THOMAS EDISON'S SECRET LAB
United States (USPTO)	THOMAS EDISON'S SECRET LAB

49

Schedule 3(s)– Internal Accounting Controls

None

50

Schedule 3(s)(ii) Disclosure Controls

None

51

Schedule 3(z) – Employee Relations

None

52

Schedule 3(aa) – Transactions With Affiliates

On August 31, 2018, Llama Productions LLC entered into an animation production services agreement with Mr. Heyward for services as a producer for which he is to receive $124,000 through the course of production of the Company’s animated series Llama Llama Season 2. As of September 30, 2019, Mr. Heyward was paid $124,000.

Pursuant to his employment agreement dated November 16, 2018, Mr. Heyward is entitled to an Executive Producer fee of $12,400 per half hour episode for each episode he provides services as an executive producer. The first identified series under this employment agreement is Rainbow Rangers. As of September 30, 2019, twenty-six half hours had been delivered and, accordingly, Mr. Heyward is owed $322,400.

Pursuant to his employment agreement dated November 16, 2018, Mr. Heyward is entitled to an Executive Producer fee of $12,400 per half hour episode for each episode he provides services as an executive producer. The second identified series under this employment agreement is the twenty-six half hour episodes of Rainbow Rangers: Season 2. During the six months ended December 31, 2019, 13 episodes had been delivered and accordingly Mr. Heyward is owed $161,200.

On September 17, 2019, Mr. Heyward purchased $500,000 of the Secured Convertible Notes from another holder. The Company did not receive any proceeds from this transaction.

As of December 31, 2019, Andy Heyward is owed $99,208 for reimbursable expenses.

On October 2, 2019, the Company and Mr. Heyward entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which Mr. Heyward agreed to purchase 1,000,000 shares of Common Stock, in a private placement for an aggregate purchase price of $760,000, or $0.76 per share (the “Private Placement”). The Private Placement closed on October 3, 2019.

53

Schedule 3(ee) – Brokerage Fees; Commissions

The Special Equities Group, LLC, a division of Bradley Woods & Co. Ltd., are acting as the placement agent and will receive 10% of the net proceeds in cash, and warrants to purchase common stock equaling 10% of the total warrants issued in conjunction with this offering.

54

Schedule 3(ss) – Indebtedness and Other Contracts

SENIOR CONVERTIBLE NOTES

We are obligated under our Secured Convertible Notes, which collectively had an outstanding unamortized book balance of approximately $2,866,666 as of February 6, 2020. The Secured Convertible Notes accrue interest of 10% per annum. The Secured Convertible Notes, including interest accrued thereon, are convertible at any time until a Secured Convertible Note is no longer outstanding, in whole or in part, at the option of the holders into shares of our Common Stock at a conversion price of $1.515 per share. We are obligated to make periodic payments on such debt obligations to each noteholder. In addition, we have granted a security interest to the noteholders in all of our tangible and intangible personal property to secure our obligations under the Secured Convertible Notes.

The Secured Convertible Notes matured on August 20, 2019. We failed to meet certain conditions under the terms of the Secured Convertible Notes and are obligated to repay in cash the then outstanding principal amount of the Secured Convertible Notes in full by the six-month anniversary of the date of maturity. On August 20, 2019, pursuant to the Secured Convertible Notes, the Company elected to make six equal monthly principal payments of $750,000.

On September 17, 2019, the Company’s Chief Executive Officer, Andy Heyward, purchased $500,000 of the Secured Convertible Notes from another holder. The Company did not receive any proceeds from this transaction.

On September 20, 2019, the Company and the holders of $1,958,334 of the Secured Convertible Notes, extended the maturity date of those Secured Convertible Notes until January 31, 2020. The Company also agreed to pay the 10% interest to the holders monthly instead of quarterly.

On September 20, 2019, the Company and the holders of $687,500 of the Secured Convertible Notes, extended the maturity date of those Secured Convertible Notes until August 20, 2021. The Company also agreed to pay the 10% interest to the holders monthly instead of quarterly.

The remaining balance of $883,332 under the Secured Convertible Notes not extended were partially repaid, including interest, in three monthly installments of $220,883, with the last payment currently due.

Production Facility

On September 28, 2018, Llama Productions LLC, a California limited liability company (“Llama”) and a wholly-owned subsidiary of the Company, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Bank Leumi USA (the “Lender”), pursuant to which the Lender agreed to make a secured loan in an aggregate amount not to exceed $4,231,989 to Llama (the “Loan”). The proceeds of the Loan will be used to pay the majority of the expenses of producing, completing and delivering two 22-minute episodes and sixteen 11- minute episodes of the second season of the animated series Llama Llama to be initially exhibited on Netflix.

To secure payment of the Loan, Llama has granted to the Lender a continuing security interest in and against, generally, all of its tangible and intangible assets, which includes all seasons of the Llama Llama animated series.

As of February 6, 2020, the Company had gross outstanding borrowing under the facility of $3,182,985 against which financing costs of $132,569 were applied resulting in net borrowings of $3,050,416.

55

Schedule 3(zz) – Ranking of Notes

The current Senior Convertible Note Holders have a first position lien on all assets of the of the company and a second position lien on the assets of Llama Llama Productions until the bank is repaid. Once the bank is repaid the lien shifts to first position.

City National Bank as lender under the Production Facility Loan Agreement has a first priority lien on all of the assets of Llama Llama Productions LLC until such time the loan is repaid in full.

56

Schedule 4(c) – Use of Proceeds

	March Closing	September Closing

Total Deal	$11,000,000	$–

Note Receivable amount from Investors	4,000,000	–

Net Cash Available	7,000,000	4,000,000

SEG Fees at 10%	700,000	400,000

Legal Fees	150,000	–

Senior Convertible Notes Principal	2,866,665	–

Senior Convertible Notes Interest	47,124	–

Outstanding Legal Fees	350,000	–

Advance from Andy Heyward	350,000	–

Net Working Capital available	$2,536,211	$3,600,000

57

Schedule 4(q) – Principal Stockholders

Name	Number of Shares Held

Andy Heyward	2,369,199

Silverado Holdings LDC	1,590,476

Leister Capital Limited	1,585,714

Hana Resources (BAHAMAS) LTD	1,585,714

Mike Maliani/HBA Entertainment Trade Co. Limited	1,414,030

A Squared Holdings LLC	990,728

58

Schedule 7(xv) – Parties to Lock-Up Agreements

Andy Heyward 2,369,199

A Squared Holdings LLC 990,728

59